                            SCHEDULE 14C INFORMATION
                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934

Check the appropriate box:

[X] Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14C-5(d)(2))
[ ] Definitive Information Statement

                           orbitTRAVEL.com Corporation
           (Name of small business issuer as specified in its charter)

           Delaware                                    56-1 781650
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

             One Union Square South--Suite 10(J), New York, NY 10003
                    (Address of principal executive offices)

                                  (212-353-8468
                           (Issuer's telephone number)

Payment of Filing Fee (Check the appropriate box):

        [X] No fee required
        [ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and O-11

                1) Title of each class of securities to which transaction applies:

                2) Aggregate number of securities to which transaction applies;

                3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0- i I (Set forth the amount on which the filing fee is calculated and state how it was
                   determined).

                4) Proposed maximum aggregate value of the transaction:

                5) Total fee paid:

        [ ] Fee paid previously with preliminary materials.

        [ ] Check box if any part of the fee is offset as provided by Exchange
            Act Rule 0-I l(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                1) Amount Previously Paid:

                2) Form Schedule or Registration Statement No.:

                3) Filing Party:

                4) Date Filed:

                                       1

              INFORMATION STATEMENT OF ORBITTRAVEL.COM CORPORATION

             One Union Square South-Suite 10(J), New York, NY 10003

I. NOTICE OF ACTION TAKEN BY WRITTEN CONSENT OF STOCKHOLDERS

        This Information Statement is being furnished on behalf of the board of directors of orbitTRAVEL.com Corporation ("Orbit"), a Delaware corporation with principal offices at One Union Square South-Suite 10J, New York, NY 10003 (the
"Company"). The Company's telephone number is (212) 353-8468.

        This Information Statement is being provided to inform all nonconsenting stockholders of the corporate action that was consented to by the holders of a majority of the Company's common stock as of the close of business on July 24,
2002. Holders of 59.8% of the Company's 555,852,418 outstanding shares of common stock, par value $.01 ("Common Stock"), gave written consent to a corporate action. This written consent was obtained pursuant to Section 228 of the
Delaware General Corporation Law, as amended, which permits corporate action without a meeting if the shareholders of a majority of the outstanding shares consent to such corporate action.

        In order to eliminate the costs and management time involved in holding a special meeting and in order to approve the settlement of an outstanding legal action as quickly as possible, the Board of Directors of the Company voted to utilize, and did in fact obtain, the written consent of the holders of a majority in interest of the voting common stock of the Company. Accordingly, the stockholders will not be asked to consider that corporate action at any future meeting. No dissenters' or appraisal rights under Delaware Law are afforded to the Company's stockholders as a result of the approval of the Amendment.

        This Information Statement is being provided pursuant to Rule 14C under the
Securities Exchange Act of 1934, as amended requiring notice to be sent to the stockholders of the Company.

        The action taken by means of the written consent consisted of the following:

        The consenting stockholders ratified the acceptance of all of the terms of a settlement agreement to settle a legal action entitled F. William Guerin on
Behalf of himself and all other Shareholders of Orbit Network Inc., U.S. Orbit
Network, Inc., orbitTRAVEL.com Corporation, Joseph R. Cellura and Does 1-50 inclusive. ("The Guerin Lawsuit").

        For more information on the action ratified by the stockholders, see
"Actions Taken Pursuant to the Written Consent" below. This action was approved by holders of a majority of the Common Stock outstanding on July 24, 2002 and their written consent shall be effective 20 days after proper notice of this action has been delivered to all nonconsenting shareholders.

        The Company is sending this Information Statement to all stockholders of record as of October 31, 2002 ("Record Shareholders") and we will begin mailing these materials on or about November 15, 2002. The effective date for these corporate actions will be on or about November 30, 2002.

                                       2

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

II. ACTION TAKEN PURSUANT TO THE WRITTEN CONSENT

        (1) On July 24, 2002 eight consenting shareholders representing approximately 70% of your Company's outstanding Common Stock ratified the acceptance of a settlement agreement by the Directors of a pending litigation entitled F. William Guerin on Behalf of Himself and all other Shareholders of
Orbit Network, Inc. vs. Orbit Network, Inc., orbitTRAVEL.com Corporation, Joseph
Cellura, and Does 1-50, inclusive, filed in Superior Court of California for
Marin County (Civil Action 005195-Oct. 2000) ("The Guerin Lawsuit")

        The Guerin Lawsuit stems from certain events which occurred in or about
September 1999. At that time your Company which was then known as Divot Golf
Corporation ("Divot") had entered into a definitive merger agreement with Orbit
Network Inc. ("Network") a privately held Company engaged in providing software, and content over the Internet for the travel industry. William Guerin ("Guerin")
was then the Chairman of the Board and Chief Executive Officer. As a result of due diligence inquiries, Divot's attorneys and accountants concluded that Divot could not complete the merger with Network because of bookkeeping and other record keeping deficiencies which were found to exist in Network's books and records.

        The Guerin Lawsuit deals with allegations of misconduct by the defendants after the merger was aborted. Guerin has alleged that he was fraudulently induced by defendant, Joseph Cellura ("Cellura"), Chairman of the Company, and
others to resign as an officer, and director of Network. Guerin further alleged that Cellura had promised to provide new financing for Network which was then in a distressed financial condition and that Cellura and Divot did not provide the needed financing, Guerin also asserted that the promises to provide financing was nothing more than a fraudulent contrivance to take control of Network.
Guerin also alleged that Cellura and Divot also caused Network to abandon valuable assets and further that Divot converted Network's computer database and software asset known as "Travel File" for itself. The Complaint seeks damages in the amount of $50,000,000 together with unspecified punitive damages for an alleged breach of fiduciary duty.

        Your Company and the other defendants filed answers generally denying the allegations. The defendants, including your Company, believe that they have meritorious defenses to Guerin's allegations.

        Over the last year and a half, both parties have expended significant time and costs both in discovery, including the making of motions, and appearances before the Court. Recently the Judge assigned to this matter ordered the parties to mediation and on June 6, 2002 the parties met with an assigned mediator.
Through the assistance of the mediator the parties have reached a tentative settlement.

                                       3

        The tentative settlement provides that your Company assign approximately seventy percent (70%) of its interests in its wholly owned subsidiary
orbitTRAVEL.com Inc. ("Travel"). This subsidiary should not be confused with your corporation, orbitTRAVEL.com Corporation. The name of the subsidiary is
orbitTRAVEL.com Inc. As part of the settlement, it is approximately seventy percent (70%) of the subsidiary's stock that is to be transferred to the shareholders of Network Inc., which includes the plaintiff, Guerin, in partial settlement of the lawsuit.

        With respect to the transfer of 70% of your Company's ownership in
orbitTRAVEL.com Inc. This subsidiary was formed in March 2000 to acquire the
"Travel File" asset. Plaintiff Guerin has alleged in the legal action that the
"Travel File" was converted by your Company for its own use. Notwithstanding the
Guerin allegations, your Company acquired the asset in a bona fide transaction after a judicially ordered foreclosure in the United States District Court for
Montana, and the asset was placed in the orbitTRAVEL.com Inc. subsidiary.

        Since the "Travel File" asset could not be successfully developed by
orbitTRAVEL Inc. because of lack of sufficient working capital, your directors concluded that giving up a approximately seventy percent (70%) interest as partial settlement of the action would be fair and reasonable. Further, your
Company is hopeful that orbitTRAVEL.com Inc. under new management might become commercially viable and thus your Company could possibly earn some return on its thirty (30%) interest that your Company will continue to hold.

        The other part of the settlement agreement requires your Company to assume certain tax liabilities which the Internal Revenue Service claims are due from either Guerin as a controlling person of Network or are due from Network. Your
Company has agreed to assume up to 1.2 million of tax liabilities which your management believes may be settled for substantially less.

        Your directors believe that the overall settlement is both fair to the
Company and its stockholders. The directors are mindful of the fact that considerable time and funds have already been expended in defending the lawsuit and that to prepare and actually go to trial in California could seriously deplete the Company's existing assets and divert Management's attention away from the Company's affairs. For these reasons, your directors have approved the settlement subject to approval by shareholders representing a majority of the outstanding stock. As stated previously, nine shareholders representing approximately 70% of the Company's outstanding stock have ratified the settlement.

III. PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

        The following table sets forth as of October 31, 2002 the number and percentage of shares of the Company's Common Stock owned beneficially by class and on a combined basis by (i) each current director (ii) each executive officer, (iii) all executive officers and directors as a group, and (iv) each person who is known by us to own beneficially more than 5% of our Common Stock.
Except as otherwise indicated, the beneficial owners listed on the table have sole voting and investment powers with respect to the shares.

                                        4

Name and Address                 Number of Shares        Percentage of Shares
of Beneficial Owner              Beneficially owned      Beneficially Owned (1)

Joseph Cellura, C.E.O.             121,900,874                  22%
c/o orbitTRAVEL.com Corp.
1 Union Square South, # 10-J
New York, NY 10003

Byron K. Belser                     14,500,000                 2.6%
Director

SIRHC Holdings, Ltd. (2)            72,000,000                12.9%
c/o orbitTRAVEL.com Corp.

Cambridge Management Systems,       44,714,000                 8.0%
Ltd.
c/o orbitTRAVEL.com Corp.

Europe Corporation                  38,498,210                 6.9%
c/o orbitTRAVEL.com Corp.

Ina Indanati                        42,000,000                 7.5%
c/o orbitTRAVEL.com Corp.

Lulijanti Sudarto                   33,000,000                 5.9%
c/o orbitTRAVEL.com Corp.

Global Systems Consulting Ltd.      26,493,000                 4.7%
c/o orbitTRAVEL.com Corp.

All Executive officers and         136,400,874                24.5%
directors as a group (2 persons)

(1) Assume 555,852,418 shares outstanding
(2) This corporation is managed by Jason Ewart, son of Gordon D. Ewart, a director of the Company. Mr. Gordon D. Ewart denies any interest in the stock held by SIRHC Holdings Ltd.

                                        5

        WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A
PROXY.

                                                     BY ORDER OF BOARD OF
                                                     DIRECTORS

                                                     /s/Joseph R. Cellura
                                                     Joseph R. Cellura, Chairman

New York, NY
December 2, 2002

                                        6